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                                                                       EXHIBIT F


                                  LUBY'S, INC.

                                  STOCK OPTION

                          -----------------------------


NAME OF EMPLOYEE:        Harris J. Pappas

DATE OF GRANT:           March 9, 2001

EXPIRATION DATE:         March 9, 2011

NUMBER OF OPTION SHARES: 1,120,000

OPTION PRICE PER SHARE:  $5.00


      THIS OPTION is granted on the above date (the "Date of Grant") by Luby's, Inc. (together with its subsidiaries, the "Company") to the person named above (the "Employee"), upon the following terms and conditions:

      1. GRANT OF OPTION. The Company hereby grants to the Employee an option to purchase, on the terms and conditions stated herein, all or any part of the aggregate number of shares specified above (the "Option Shares") of the Company's Common Stock, par value $0.32 per share, ("Common Stock") at the Option Price specified above.

      2. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office at any time and from time to time after the Date of Grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a cumulative percentage of the aggregate number of Option Shares determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                   Number of Full Years      Percentage of Shares
                    From Date of Grant      That May Be Purchased
                   --------------------     ---------------------
      Less than        1 year                         0%
                       1 year                        50%
                       2 years                       75%
                       3 years or more               100%

      Notwithstanding the preceding sentence, this Option shall be exercisable for 25% of the aggregate number of Option Shares at any time and from time to time after the Last Sale Price of the Common Stock (as defined in Section 3) has exceeded $8.475 for twenty consecutive Trading Days (as defined in Section 3).

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      This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may, subject to the next sentence of this paragraph as to Permitted Transferees, be exercised only by Employee during Employee's lifetime. Employee may transfer this Option, subject to the terms and conditions hereof, for no consideration to (a) a member of his Immediate Family (as defined below), (b) a trust solely for the benefit of the Employee and/or one or more members of his Immediate Family or (c) a partnership, corporation or limited liability company whose only partners, shareholders or members are the Employee and/or one or more members of his Immediate Family. Any transferee described in the preceding two sentences is referred to herein as a "Permitted Transferee." The term "Immediate Family" means, with respect to the Employee, such Employee's spouse, children and grandchildren (including adopted and step children and grandchildren). Upon any transfer to a Permitted Transferee, the terms and conditions of this Option shall be binding upon the Permitted Transferee who receives a transfer of the Option, except that a Permitted Transferee may not transfer the Option other than by will or by the laws of descent and distribution. No transfer pursuant to the terms hereof shall be effective unless (i) the Company receives prior written notice of the terms and conditions of any intended transfer and (ii) the Company reasonably determines that the intended transfer complies with the requirements set forth herein. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not satisfy the requirements set forth herein shall be void and unenforceable against the Company.

      This Option may be exercised only while Employee remains an employee or consultant of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:

            (a) DISABILITY. If Employee's employment by the Company terminates by reason of disability (as defined in that certain Employment Agreement between the Company and the Employee dated March 7, 2001), this Option may be exercised to the extent the Option was exercisable on the date of termination or would become exercisable within six months of the date of termination by Employee, or Employee's attorney-in-fact, guardian or estate or the person who acquires this Option by will or the laws of descent and distribution, within six months following the date of such termination but in no event later than the Expiration Date.

            (b) DEATH. If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution, may exercise this Option to the extent the Option was exercisable on the date of Employee's death or would become exercisable within six months of the date of Employee's death at any time within six months following the date of Employee's death but in no event later than the Expiration Date.


            (c) CAUSE OR WITHOUT GOOD REASON. If Employee's employment by the Company is terminated for "Cause", or Employee terminates his employment without "Good Reason" (as such terms are defined in that certain Employment Agreement between the Company and the Employee dated March 7,
      2001), this Option may be exercised by Employee at any time during the period of 30 days following such

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      termination, or by Employee's estate (or the person who acquires this
      Option by will or the laws of descent and distribution during such period if Employee dies during such 30-day period), but in each case no later than the Expiration Date and only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.


            (d) WITHOUT CAUSE OR WITH GOOD REASON. If Employee's employment by the Company is terminated without Cause or Employee terminates his employment with Good Reason, this Option shall, notwithstanding the provisions of the first paragraph of this Section 2, be fully vested and may be exercised by Employee (or Employee's estate or the person who acquires this Option by will of the laws of descent and distribution), in whole or in part, at any time prior to the Expiration Date.


      This Option shall not be exercisable in any event after the Expiration Date. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee or his Permitted Transferee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee or his Permitted Transferee, Employee or his Permitted Transferee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

      3. PAYMENT FOR SHARES. Payment for shares purchased upon exercise of this Option shall be made in full at the time of exercise of the Option in cash or by delivering Common Stock of the Company having a fair market value on the date of exercise at least equal to the Option Price, or a combination of Common Stock and cash. Such fair market value on any day shall be deemed to be the Last Sale Price on the date on which this Option is exercised. "Last Sale Price" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market or other NASDAQ market or through a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or other NASDAQ market on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as reasonably determined by the Board of Directors in good faith. "Trading Day" shall

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mean each Monday, Tuesday, Wednesday, Thursday and Friday other than a day on which securities are not traded on the New York Stock Exchange.

      4. METHOD OF EXERCISE. This Option may be exercised only by written notice given to the Company, in form satisfactory to the Company, specifying the number of Option Shares which the holder of the Option elects to purchase, the number of Option Shares which the holder is paying for in cash and the number of Option Shares which the holder is paying for with shares of Common Stock. Such written notice shall be accompanied by a check payable to the order of the Company for the cash portion, if any, of the purchase price and, if applicable, by the delivery of certificates representing shares of Common Stock duly endorsed and otherwise in proper form for transfer to the Company of such number of shares of Common Stock as are required to equal the fair market value of the Option Shares being paid for in stock. Upon each exercise of this Option, the Company, as promptly as practicable, will mail or deliver to the person exercising this Option a certificate or certificates representing the shares then purchased. The Company may require any person exercising this Option to make such representations and furnish such information as the Company may reasonably consider appropriate in connection with the issuance of the shares in compliance with applicable law.

      5. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

      6. STATUS OF STOCK. The Company will register for issuance the shares of Common Stock acquirable upon exercise of this Option on Form S-8 within sixty
(60) days of the date of grant, and will use its reasonable best efforts to keep such registration effective throughout the period this Option is exercisable.

       Employee agrees that the shares of Common Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

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      7. ADJUSTMENTS. The Exercise Price and the number of Option Shares purchasable hereunder are subject to adjustment from time to time as follows:

            (a) MERGER, SALE OF ASSETS, ETC. If at any time while this Option, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Option shall thereafter be entitled to receive upon exercise of this Option, during the period specified herein and upon payment of the Option Price then in effect, the number of Option Shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 7. The foregoing provisions of this section shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interests of the holder after the transaction, to the end that the provisions of this Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option.

            (b) RECLASSIFICATION, ETC. If the Company, at any time while this Option, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

            (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Option, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Option

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      exist, into a different number of securities of the same class, the Option
      Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

            (d) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Option, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such event, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

            (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Option a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

      8. REGISTRATION RIGHTS. Upon exercise of this Option, the holder shall have and be entitled to exercise, together with all other holders of registrable securities possessing registration rights under that certain Purchase Agreement and related Registration Rights Agreement, of even date herewith (together the "Purchase Agreement") , between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby, the rights of registration granted under the Purchase Agreement to with respect to the shares of Common Stock issuable upon exercise of this Option.

      9. RIGHTS. Whenever the Company shall issue shares of Common Stock upon exercise of this Option, the Company shall issue, together with each such share of Common Stock, one right to purchase one-half of one share of Common Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of April 16, 1991 between Luby's Cafeterias, Inc. and AmeriTrust Company, N.A., as amended, or any similar rights issued to holders of Common Stock in addition thereto or in the replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by the other holders of Common Stock (or evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

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      10. EMPLOYMENT RELATIONSHIP. Although this Option may be exercised only as provided in Section 2 hereof, it is understood that, subject to the terms of any employment contract, employment of the Employee shall be at the pleasure of the employer, and at such compensation as the employer shall reasonably determine from time to time. Nothing in this Option shall confer on the Employee any right to continue in the employment of the Company or any of its affiliates or to interfere in any way with the right of the Company or its affiliates to terminate his or her employment at any time. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of, or consultant to, either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option.

      11. RESERVATION OF STOCK. The Company covenants that during the term this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock and/or its treasury stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Option.

      12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Employee:

            Harris J. Pappas
            642 Yale
            Houston, Texas  77007

with a copy to:

            Frank Markantonis
            645 Heights Blvd.
            Houston, Texas  77007

and

            Fulbright & Jaworski, L.L.P.
            1301 McKinney, Suite 5100
            Houston, Texas  77010-3095
            Attn:  Charles H. Still

If to Luby's:

            Luby's, Inc.
            2211 Northeast Loop 410
            San Antonio, Texas 78217-4673
            Attention:  Chairman of the Board


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with a copy to:

            Cauthorn Hale Hornberger Fuller
            Sheehan Becker & Beiter Incorporated
            700 N. St. Mary's Street, Suite 600
            San Antonio, Texas  78205
            Attention:  Drew R. Fuller, Jr.

      Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.


      13. SUCCESSORS; GOVERNING LAW. This Option shall be binding upon any successors or assigns of the Company. This Option shall constitute a contract under the laws of Texas and for all purposes shall be construed in accordance with and governed by the laws of Texas without giving effect to the conflict of laws principles.

      14. ENTIRE AGREEMENT. This Option Agreement (which term shall be deemed to include the exhibits hereto and any other certificates, documents or instruments delivered hereunder) the Purchase Agreement, and the other transaction documents (as defined therein) constitute the entire agreement of the Parties hereto and supercede all prior agreements and understandings, both written and oral, among the parties as to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth herein, in the Purchase Agreement and in the other Transaction Documents.


      15. COUNTERPARTS. This Option may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one ore more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      16. HEADINGS. The headings of this Option are for convenience of reference only and are not part of the substance of this Option.

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      17. SEVERABILITY. If any term or other provision of this Option is invalid, illegal or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Option shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Option so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

      18. MODIFICATION. No provisions of this Option may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Employee and such officer of the Company as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Option to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

      IN WITNESS WHEREOF, the Company has caused this Option to be executed in duplicate by its proper corporate officers thereunto duly authorized, and Employee has executed this Option, all as of the Date of Grant.


ATTEST:                                   LUBY'S, INC.

                                          By:
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Secretary                                 Name:  Robert T. Herres
                                          Title: Chairman of the Board



ACCEPTED:


------------------------------
Harris J. Pappas



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